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                   UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.
               600 Mayer Street o Bridgeville, Pennsylvania 15017

                             CONTACTS:     Richard M. Ubinger
                                           Vice President of Finance,
                                           Chief Financial Officer and Treasurer
                                           (412) 257-7606
     FOR IMMEDIATE RELEASE
                                                              Comm-Partners LLC
                                                              June Filingeri
                                                              (203) 972-0186

                UNIVERSAL STAINLESS BRIDGEVILLE CONTRACT EXTENDED
                           WHILE UNION TALKS CONTINUE

         BRIDGEVILLE, PA, September 3, 2002 - Universal Stainless & Alloy Products, Inc. (Nasdaq:USAP) announced today that it has agreed with the United Steelworkers of America (USWA) for a day-to-day extension of the collective bargaining agreement covering the hourly employees at the Company's Bridgeville facility. The extension provides additional time to negotiate a mutually acceptable labor agreement.
         During the extension, the employees will continue to work under the terms and conditions of the prior agreement, which otherwise would have expired at midnight August 31, 2002. Either party may terminate the extension agreement with 48 hours notice.
         The Company's facilities in Dunkirk, NY and Titusville, PA are covered by separate collective bargaining agreements and are not affected by the current negotiations.

ABOUT UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

         Universal Stainless & Alloy Products, Inc., headquartered in Bridgeville, Pa., manufactures and markets a broad line of semi-finished and finished specialty steels, including stainless steel, tool steel and certain other alloyed steels. The Company's products are sold to original equipment manufacturers, service centers, forgers, rerollers and wire redrawers.




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USAP BRIDGEVILLE CONTRACT EXTENDED                                    - PAGE 2 -


FORWARD-LOOKING INFORMATION SAFE HARBOR
         EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THE STATEMENTS IN THIS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT ARE MADE PURSUANT TO THE "SAFE HARBOR" PROVISION OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES THAT MAY CAUSE THE COMPANY'S ACTUAL RESULTS IN FUTURE PERIODS TO DIFFER MATERIALLY FROM FORECASTED RESULTS. THOSE RISKS INCLUDE, AMONG OTHERS, RISKS ASSOCIATED WITH THE ACQUISITION OF THE EMPIRE SPECIALTY STEEL ASSETS AND THE SUCCESSFUL START-UP OF DUNKIRK SPECIALTY STEEL LLC, RISKS ASSOCIATED WITH THE RECEIPT, PRICING AND TIMING OF FUTURE CUSTOMER ORDERS, RISKS RELATED TO THE FINANCIAL VIABILITY OF CUSTOMERS, RISKS ASSOCIATED WITH THE MANUFACTURING PROCESS AND PRODUCTION YIELDS, RISKS ASSOCIATED WITH THE NEGOTIATION OF A NEW COLLECTIVE BARGAINING AGREEMENT WITH THE UNITED STEELWORKERS OF AMERICA REPRESENTING THE HOURLY EMPLOYEES AT THE BRIDGEVILLE FACILITY, AND RISKS RELATED TO PROPERTY, PLANT AND EQUIPMENT. CERTAIN OF THESE RISKS AND OTHER RISKS ARE DESCRIBED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION
(SEC) OVER THE LAST 12 MONTHS, COPIES OF WHICH ARE AVAILABLE FROM THE SEC OR MAY BE OBTAINED UPON REQUEST FROM THE COMPANY.

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